UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 19, 2016
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On January 19, 2016, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing its fourth quarter and full year 2015 results. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The press release contains the following non-GAAP financial measures:

1.
adjusted full year 2015 net earnings per share, fourth quarter 2015 net earnings per share and projected full year 2016 net earnings per share, each of which excludes the impact of amortization expense of acquired intangible assets and

2.
pro forma adjusted full year 2015 net earnings per share and fourth quarter 2015 net earnings per share, each of which excludes the impact of amortization expense of acquired intangible assets, losses on individual exchange-compliant product and the advance recognition of 2016 losses related to individual exchange-compliant products and a state Medicaid contract.

The most directly comparable GAAP financial measures to these non-GAAP measures are as follows:

Full year 2015 diluted earnings per share attributable to UnitedHealth Group common shareholders	$6.01
Projected Full year 2016 diluted earnings per share attributable to UnitedHealth Group common shareholders	$7.10-$7.30
Fourth quarter 2015 diluted earnings per share attributable to UnitedHealth Group common shareholders	$1.26
Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables found at the end of the press release.
The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated January 19, 2016

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2016

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Richard J. Mattera
Richard J. Mattera
Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated January 19, 2016